Signature Page

The following form of signature shall follow items 79, 85, 88, 104, 110 or 132 as appropriate.

This report is signed on behalf of the registrant (or depositor or trustee).

City of: Parsippany                                    State of: New Jersey                                               Date:    December 29, 2011

Name of Registrant, Depositor, or Trustee:

 By:  /s/ Jack R. Benintende                                                                                     Witness:  /s/ Winifred L. Mullins
Jack R. Benintende                                                                                  Winifred L. Mullins
         Treasurer and Principal Financial Officer                                                                                 Paralegal,
         Eclipse Funds Inc.                                                                                  New York Life Investment Management LLC

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